Exhibit 10.1

AXIS CAPITAL HOLDINGS LIMITED

2007 LONG-TERM EQUITY COMPENSATION PLAN

Employee Restricted Stock Agreement

You (the “Participant”) have been granted a restricted stock award (the “Award”) of ordinary shares, par value $0.0125 per share (“Share”), of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), pursuant to the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan (the “Plan”).  The date of grant of the Award (the “Award Date”) and the number of Shares subject to the Award (the “Award Shares”) are as set forth in your restricted stock account maintained on the Smith Barney Benefit Access website or such other website as may be designated by the Committee (“Benefit Access”).

By your acceptance of the grant of the Award on Benefit Access, you agree that the Award is granted under and governed by the terms and conditions of the Plan and this Restricted Stock Agreement (the “Agreement”).

1.                                      GRANT OF RESTRICTED STOCK.

(a)                                  Award.  On the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant on the Award Date the Award Shares.

(b)                                  Plan and Defined Terms.  The Award is granted pursuant to the Plan, a copy of which the Participant acknowledges having received.  The terms and provisions of the Plan are incorporated into this Agreement by this reference.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.                                      ISSUANCE OF SHARES.

Subject to Section 4, the Shares subject to the Award will be issued to the Participant and generally shall have the rights and privileges of a shareholder of the Company as to such Shares.

3.                                      PERIOD OF RESTRICTION.

The Shares subject to the Award shall be restricted during the period (the “Period of Restriction”) commencing on the Award Date and expiring on the first to occur of:

(a)                                  The date three years after the Award Date;

(b)                                  The Participant’s Retirement, death or permanent Disability; or

(c)                                  A  Change in Control, unless a provision is made in connection with the Change of Control for the assumption of or substitution for Awards previously granted.

4.                                      RESTRICTIONS, VOTING RIGHTS AND DIVIDENDS.

(a)                                  Restrictions.  During the Period of Restriction, the following restrictions shall apply: (i) the Shares subject to the Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated and (ii) the stock certificates, if any, representing the Shares subject to the Award shall be deposited with the Company or as the Committee may otherwise direct and the Participant shall not be entitled to delivery of a stock certificate.  If the Participant’s employment terminates during the Period of Restriction for any reason other than Retirement, death or permanent Disability, the Shares subject to the Award shall be immediately repurchased by the Company for an aggregate repurchase price of US$1 (One United States Dollar) without liability or further action or obligation on the part of the Company.  Upon the repurchase of any Shares, any dividends and interest set aside thereon shall be transferred to the Company without further action by the Participant, and the Participant shall immediately thereby relinquish and cease to hold any right, title or interest to any such dividends and interest.

(b)                                  Voting Rights.  Participant shall be entitled to exercise full voting rights with respect to the Shares during the Period of Restriction.

(c)                                  Dividends.  Dividends may be paid to Participant with respect to the Shares during the Period of Restriction as determined from time to time by the Committee.  Any Dividends paid with respect to the Shares during the Period of Restriction will be held by the Company, or a depository appointed by the Committee, for the Participant’s account, and interest may be paid on the amount of cash dividends held at a rate and subject to such terms as may be determined by the Committee.  All cash or share dividends so held, and any interest so paid, shall initially be subject to forfeiture as set forth in subsection 4(a) but shall become non-forfeitable and payable at upon the expiration or termination of the Period of Restriction.

(d)                                  Leaves of Absence.  For any purpose under this Agreement, employment shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of employment for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

5.                                      RESTRICTIONS ON TRANSFER.

(a)                                  Transfer Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or otherwise, the Company, in its sole discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Company’s Bye-Laws, the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, the securities laws of any country or state or any other applicable law, rule or regulation.

(b)                                  Legends.  All certificates evidencing Shares issued under this Agreement shall bear such restrictive legends as are required or deemed advisable by the Company under the provisions of any applicable law, rule or regulation.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

6.                                      MISCELLANEOUS PROVISIONS.

(a)                                  Bye-Laws.  All Shares acquired pursuant to this Agreement shall be subject to any applicable restrictions contained in the Company’s Bye-Laws.

(b)                                  No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Affiliate employing or retaining the Participant or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without Cause.

(c)                                  Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon delivery by hand, upon delivery by reputable express courier or, if the recipient is located in the United States, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided in writing to the Company.

(d)                                  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda.

(e)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)                                    Modification or Amendment.  This Agreement may be amended or modified by the Committee; provided that any amendment or modification that would adversely effect the Participant’s rights with respect to the Award must be made by written agreement executed by the parties hereto; and provided, that the adjustments permitted pursuant to Section 4(b) and 7(c) of the Plan may be made without such written agreement.

(g)                                 Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.